Exhibit (j)(2)

CONSENT OF ERNST & YOUNG LLP

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information and to the incorporation by reference in Post-Effective Amendment No. 72 to the Registration Statement of TD Asset Management USA Funds Inc. (Form N-1A, No. 33-96132) of our reports dated December 17, 2015, on the financial statements and financial highlights of TDAM Money Market Portfolio, TDAM U.S. Government Portfolio, TDAM Municipal Portfolio, TDAM California Municipal Money Market Portfolio, TDAM New York Municipal Money Market Portfolio, TDAM Institutional Money Market Fund, TDAM Institutional U.S. Government Fund, TDAM Institutional Treasury Obligations Money Market Fund and TDAM Institutional Municipal Money Market Fund (nine of the series constituting TD Asset Management USA Funds Inc.) included in the Annual Reports to shareholders for the year ended October 31, 2015.

/s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania

February 23, 2016